Exhibit 23.1

November 14, 2011



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report
(Form 10-K ) of Vital Products Inc. for the year ended July 31, 2011 of our audit report, dated November 11, 2011, relating to the accompanying audited financial statements (and related statements included there in) as of July 31, 2010 which appears in the Annual Report.



De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
November 14, 2011
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